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                                                                    EXHIBIT 99.1

                                    AGREEMENT

     Pursuant to Rule 13d-1 (f)( 1 ) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of Prism Solutions, Inc.

          EXECUTED as a sealed instrument this 13th day of February, 1997.

JMI EQUITY FUND, L.P.

By:  JMI PARTNERS, L.P.

     By: /s/ Harry S. Gruner
        --------------------------
          General Partner

JMI PARTNERS, L.P.

By: /s/ Harry S. Gruner
   -----------------------------
     General Partner

/s/ Harry S. Gruner
--------------------------------
Harry S. Gruner

/s/ Anthony Moores
--------------------------------
Anthony Moores

/s/ Charles Noell
--------------------------------
Charles Noell


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Norris van den Berg